Exhibit 10.5

PRIVATE UNITS PURCHASE AGREEMENT

THIS PRIVATE UNITS PURCHASE AGREEMENT, dated as of July 15, 2014 (as it may from time to time be amended and including all exhibits referenced herein, this “Agreement”), is entered into by and between 1347 Capital Corp., a Delaware corporation (the “Company”), and 1347 Investors LLC, a Delaware limited liability company (the “Purchaser”).

The Company intends to consummate an initial public offering (the “Public Offering”) of the Company’s units (the “Public Units”), each Public Unit consisting of one share of the Company’s common stock, par value $0.0001 per share (a “Share”), one right to receive one-tenth (1/10) of a Share automatically on the consummation of an initial business combination and one warrant (a “Public Warrant”). Each Public Warrant entitles the holder thereof to purchase one-half of one Share. The Company will not issue fractional Shares. As a result, holders of Public Warrants must exercise Public Warrants in multiples of two Public Warrants, at a price of $11.50 per full Share, subject to adjustment as described in the prospectus associated with the Public Offering, to validly exercise Public Warrants. The Purchaser has agreed to purchase an aggregate of 180,000 units (or 198,000 units if the underwriters’ over-allotment option in connection with the Public Offering is exercised in full) (the “Private Units”), each Private Unit consisting of one share of the Company’s common stock (a “Private Share”), one right to receive one-tenth (1/10) of a Share automatically on the consummation of an initial business combination (a “Private Right”) and one warrant (a “Private Warrant” and, together with the Private Units, Private Shares, Private Rights and the Shares underlying the Private Warrants and Private Rights, the “Securities”). The Private Units are identical to the Public Units, except that the Private Units may not be transferred, assigned or sold (except to certain permitted transferees, provided the transferees agree to certain terms and restrictions, as described herein) until the completion of the Company’s initial business combination. On the Closing Date, the Purchase Price (as defined below) for the Private Units will be deposited in the trust account that will hold the proceeds of the Public Offering (the “Trust Account”).

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Private Units.

A. Authorization of the Private Units. The Company has duly authorized the issuance and sale of the Private Units to the Purchaser.

B. Purchase and Sale of the Private Units. On the date that the Public Offering is consummated or at such earlier time and date as may be mutually agreed by the Purchaser and the Company (the “Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Private Units at a price of $10.00 per unit for an aggregate purchase price of $1,800,000 (or $1,980,000 if the underwriters’ over-allotment option in connection with the Public Offering is exercised in full) (the “Purchase Price”), which shall be paid by wire transfer of immediately available funds to Continental Stock Transfer & Trust Company, acting as escrow agent in connection with the sale of the Private Units, at least 24 hours prior to the date of the prospectus relating to the Public Offering, to hold in a non-interest bearing account until the Public Offering is consummated. On the Closing Date, upon the deposit of the Purchase Price into the Trust Account by Continental Stock Transfer & Trust Company, the Company shall deliver a certificate evidencing the Private Units duly registered in the Purchaser’s name to the Purchaser.

C. Terms of the Private Units.

(i) Each Private Unit shall consist of one Private Share, one Private Right and one Private Warrant.

(ii) Each Private Warrant shall have the terms set forth in a Warrant Agreement to be entered into by the Company and a warrant agent, in connection with the Public Offering (the “Warrant Agreement”).

(iii) At the time of the closing of the Public Offering, the Company and the Purchaser shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Securities.

D. Restrictions on Transfer. During the period commencing on the date of the closing of the Public Offering and ending on the date on which the Company’ completes an initial business combination, the only permitted transfers of the Securities will be (i) to the Company’s officers, directors, advisors and employees, (ii) as a distribution to partners, members or stockholders of the Purchaser upon the liquidation and dissolution of the Purchaser, (iii) by bona fide gift to a member of the Purchaser’s immediate family or to a trust, the beneficiary of which is the Purchaser or a member of the Purchaser’s immediate family for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death of the Purchaser, (v) pursuant to a qualified domestic relations order, (vi) by private sales at prices no greater than the price at which the Private Units were originally purchased or (vii) to the Company for cancellation in connection with the consummation of the Company’s initial business combination, in each case, except for clause (vii), on the condition that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the letter agreement between the Purchaser and the Company signed by the Purchaser in connection with the Public Offering.

Section 2. Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Private Units, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive the Closing Date) that:

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A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Securities have been duly authorized by the Company as of the Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Date.

(ii) The execution and delivery by the Company of this Agreement and the Securities, the issuance and sale of the Securities and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Certificate of Incorporation of the Company or the Bylaws of the Company (in effect on the date hereof or as may be amended or adopted prior to completion of the contemplated Public Offering), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Securities will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchaser will have good title to the Securities, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D. Regulation D Qualification. Neither the Company nor, to its knowledge, any of its affiliates, members, officers, directors or beneficial shareholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

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E. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

Section 3. Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Units to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive the Closing Date) that:

A. Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of the Closing Date conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

C. Investment Representations.

(i) The Purchaser is acquiring the Securities for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and the Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii) The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv) The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

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(v) The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Purchaser understands that the Securities and Exchange Commission (the “SEC”) has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities, despite technical compliance with the requirements of such Rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

(viii) The Purchaser has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investment in the Securities.

Section 4. Conditions of the Purchaser’s Obligations. The obligation of the Purchaser to purchase and pay for the Private Units is subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

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A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the Closing Date as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement. The Company shall have entered into a Warrant Agreement with a warrant agent on terms satisfactory to the Purchaser.

Section 5. Conditions of the Company’s Obligations. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of the Closing Date as though then made.

B. Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing Date.

C. Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Units.

D. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

E. Warrant Agreement. The Company shall have entered into a Warrant Agreement with a warrant agent on terms satisfactory to the Purchaser.

Section 6. Termination. This Agreement may be terminated at any time after November 1, 2014 upon the election by either the Company or the Purchaser upon written notice to the other party if the closing of the Public Offering does not occur prior to such date.

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Section 7. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing Date.

Section 8. Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement on Form S-1 (File No. 333-195695) that the Company filed with the SEC on May 5, 2014, as amended.

Section 9. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchaser to affiliates thereof (including, without limitation, one or more of its members).

B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

D. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of the State of Delaware.

F. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

1347 CAPITAL CORP.

By:	/s/ Gordon Pratt
Name: Gordon Pratt
Title: President, Chief Executive Officer and Director

PURCHASER:

1347 INVESTORS LLC

By:	/s/ Hassan R. Baqar
Name: Hassan R. Baqar
Title: President

[Signature Page to Private Units Purchase Agreement]

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